Exhibit 4.31
FOURTEENTH SUPPLEMENTAL INDENTURE
The Fourteenth Supplemental Indenture (this “Fourteenth Supplemental Indenture”), dated as of February 2, 2015, among Express Scripts Holding Company (formerly Aristotle Holding, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Strategic Pharmaceutical Investments, LLC (the “Additional Guarantor”), and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company, certain Guarantors and the Trustee are parties to the indenture, dated as of November 21, 2011 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture thereto, dated as of November 21, 2011 (the “Third Supplemental Indenture”), relating to the Company’s 4.750% Notes due 2021 (the “2021 Notes”), the Fourth Supplemental Indenture thereto, dated as of November 21, 2011 (the “Fourth Supplemental Indenture”), relating to the Company’s 6.125% Notes due 2041 (the “2041 Notes”), the Fifth Supplemental Indenture thereto, dated as of February 9, 2012 (the “Fifth Supplemental Indenture”), relating to the Company’s 2.100% Notes due 2015 (the “2015 Notes”), the Sixth Supplemental Indenture thereto, dated as of February 9, 2012 (the “Sixth Supplemental Indenture”), relating to the Company’s 2.650% Notes due 2017 (the “2017 Notes”), the Seventh Supplemental Indenture thereto, dated as of February 9, 2012 (the “Seventh Supplemental Indenture”), relating to the Company’s 3.900% Notes due 2022 (the “2022 Notes”), the Eighth Supplemental Indenture thereto, dated as of April 2, 2012 (the “Eighth Supplemental Indenture”), to add guarantees, the Ninth Supplemental Indenture thereto, dated as of May 29, 2012, to add guarantees (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture thereto, dated as of October 21, 2013, to, among other things, add guarantees, (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture thereto, dated as of June 5, 2014 (the “Eleventh Supplemental Indenture”), relating to the Company’s 1.25% Notes due 2017 (the “1.25% 2017 Notes”), the Twelfth Supplemental Indenture thereto, dated as of June 5, 2014, relating to the Company’s 2.25% Notes due 2019 (the “2019 Notes”) and the Thirteenth Supplemental Indenture thereto, dated as of June 5, 2014 (together with the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture, the “Supplemental Indentures” and the Base Indenture as so supplemented, the “Indenture”), relating to the 3.50% Notes due 2024 (together with the 2021 Notes, the 2022 Notes, the 2041 Notes, the 2015 Notes, the 2017 Notes, the 1.25% 2017 Notes and the 2019 Notes , the "Notes");
WHEREAS, the Additional Guarantor desires to provide a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Notes, the Securities (as defined in the Indenture) and the Indenture on the terms and conditions set forth herein;
WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture and each Supplemental Indenture relating to this Fourteenth Supplemental Indenture;
WHEREAS, Section 7.1 of each of the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture provides that without seeking the consent of any Holders, the Company, together with the Trustee, at any time and from time to time, may modify and amend the Base Indenture to add one or more guarantors;
WHEREAS, pursuant to Section 7.1 of each of the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture, the Company, the Trustee and the Additional Guarantor are authorized to execute and deliver this Fourteenth Supplemental Indenture;

WHEREAS, this Fourteenth Supplemental Indenture has not resulted in a material modification of the Notes for the Foreign Account Tax Compliance Act purposes.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties hereby agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Guarantee, Etc. The Additional Guarantor hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all of the obligations of a Guarantor thereunder.
3.Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture is in all respects ratified and confirmed, and all terms, conditions and provisions thereof shall remain in full force and effect, except to the extent that such terms, conditions or provisions may have been amended hereby. This Fourteenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
4.Representations and Warranties. The Additional Guarantor hereby represents that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) it has full power, authority and legal rights to execute and deliver this Fourteenth Supplemental Indenture and to perform its obligations hereunder and under the Indenture, (c) the execution, delivery and performance by it of this Fourteenth Supplemental Indenture has been duly authorized by all necessary corporate action, and no other proceedings or actions on the part of such Additional Guarantor are necessary therefor and (d) this Fourteenth Supplemental Indenture has been duly and validly executed and delivered by such Additional Guarantor and constitutes a legal, valid and binding obligation of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).
5.No Personal Liability of Directors, Officers, Employees or Stockholders. No director, officer, employee, member or stockholder of any Additional Guarantor, as such, will have any liability for any obligations of the Company, or any other Guarantor under the Securities, the Indenture or the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases the Company, each Guarantor and the Additional Guarantor from all such liability. The waiver and release are part of the consideration for issuance of the Guarantee by the Additional Guarantor.
6.GOVERNING LAW. THIS FOURTEENTH SUPPLEMENTAL INDENTURE AND THE GUARANTEES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.Counterparts. This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY
By: /s/ Keith J. Ebling

Name:	Keith J. Ebling
Title: Executive Vice President, General Counsel, and Secretary

[Signature Page to Express Scripts Holding Company Fourteenth Supplemental Indenture]

ADDITIONAL GUARANTOR

STRATEGIC PHARMACEUTICAL INVESTMENTS, LLC
By: Priority Healthcare Corporation, as sole member.

By:	/s/ Keith J. Ebling
Name: Keith J. Ebling
Title: President

[Signature Page to Express Scripts Holding Company Fourteenth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE
By
/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Express Scripts Holding Company Fourteenth Supplemental Indenture]